UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2011

GSV CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 Woodside Road
Woodside, CA  94062
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 206-2965

NEXT INNOVATION CORP.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On May 26, 2011, the Company entered into a  license agreement (the “New License Agreement”) with GSV Asset Management, LLC (f/k/a “NeXt Asset Management, LLC”) (“GSV Asset Management”) pursuant to which GSV Asset Management has agreed to grant the Company a non-exclusive, royalty-free license to use the name “GSV.” Under this agreement, the Company has a right to use the GSV name for so long as the Investment Advisory Agreement by and between the Company and GSV Asset Management remains in effect. Other than with respect to this limited license, the Company will have no legal right to the “GSV” name.   A copy of a Form of New License Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K.

The New License Agreement was entered into in place of the prior license agreement by and between the Company and GSV Asset Management pertaining to the use of the name “NeXt,” which was terminated by the parties thereto in accordance with its terms as of May 26, 2011.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2011, the Company filed Articles of Amendment for the purpose of amending its current Articles of Incorporation in order to change its corporate name from NeXt Innovation Corp. to GSV Capital Corp.  A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.  On June 1, 2011, the registrant issued a press release announcing its name change, the text of which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

1.1	Form of License Agreement
3.1	Articles of Amendment
99.1	Press release dated June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	GSV CAPITAL CORP.

	By:	/s/ Stephen D. Bard
Stephen D. Bard
Chief Financial Officer, Chief Compliance
Officer, Treasurer and Corporate Secretary